EXHIBIT 99.1

Contacts:
PR/Media Inquiries: Sarah Comstock Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-432-2864	+1-443-213-0509
sarah.comstock@merit.com	mike.piccinino@westwicke.com

Merit Medical Completes Acquisition of Lead Management Portfolio from Cook Medical

SOUTH JORDAN, Utah, November 1, 2024 (GLOBE NEWSWIRE) -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a global leader in healthcare technology, today reported that it has completed the acquisition of Cook Medical’s lead management portfolio. The purchase consideration consisted of a cash payment of approximately $210 million and the assumption of certain liabilities. Merit funded the acquisition payment through a combination of cash on hand and borrowings under its long-term credit facility.

“We are pleased to announce the completion of this important acquisition,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We are excited to welcome the talented team from Cook Medical’s lead management business. We believe this acquisition will strengthen our fast-growing, high-margin electrophysiology and CRM business, as well as enhance our position in the global cardiac intervention market.”

Cook Medical’s lead management business provides a comprehensive end-to-end product portfolio of medical devices and accessories used in lead management procedures for patients who need a pacemaker or an implantable cardioverter-defibrillator lead removed or replaced. In addition to the lead management portfolio acquired from Cook Medical, Merit’s electrophysiology and CRM portfolio includes steerable and other specialty technologies that help electrophysiologists access the heart to diagnose and deliver devices to treat cardiac rhythm disorders.

The anticipated impact of Merit’s acquisition of Cook Medical’s lead management portfolio on Merit’s operating and financial performance for 2024 and thereafter was disclosed in Merit’s October 30, 2024, earnings press release. A copy of that release is available on the Investors page on merit.com.

Wells Fargo acted as financial advisor to Merit, and Bank of America Securities acted as financial advisor to Cook Medical. Parr Brown Gee & Loveless served as legal advisor to Merit. Ice Miller served as legal advisor to Cook Medical.

ABOUT MERIT MEDICAL

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves customers worldwide with a domestic and international sales force and clinical support team totaling more than 700 individuals. Merit employs approximately 7,200 people worldwide.

ABOUT COOK MEDICAL

Since 1963, Cook Medical has worked closely with physicians to develop technologies that eliminate the need for open surgery. Today we invent, manufacture and deliver a unique portfolio of medical devices to the healthcare systems of the world. Serving patients is a privilege, and we demand the highest standards of quality, ethics and service. We have remained family owned so that we have the freedom to focus on what we care about: patients, our employees and our communities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the current expectations of Merit’s management and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties associated with Merit’s acquisition of Cook Medical’s lead management portfolio, Merit’s integration of the assets and operations acquired from Cook Medical and its ability to achieve projected financial results, product development and other anticipated benefits of the acquisition; uncertainties as to whether Merit will achieve sales, gross and operating margin, net income and earnings per share performance consistent with its forecasts projected for the acquisition; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the U.S. Office of Inspector General – Department of Health and Human Services; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the European Union Medical Device Regulation, and risks that such products may not be developed successfully or approved for commercial use; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; and other factors referenced in the 2023 Annual Report and other materials filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors. Cook Medical is a trademark of Cook Medical LLC.